Exhibit 23.1

WILLIAMSON PETROLEUM CONSULTANTS, INC.
TEXAS REGISTERED ENGINEERING FIRM F-81
303 VETERANS AIRPARK LANE, SUITE 1100
MIDLAND, TEXAS 79705
PHONE: 432-685-6100
FAX: 432-685-3909
E-MAIL: WPC@WPC-INC.COM

CONSENT OF INDEPENDENT ENGINEERS

As oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the inclusion of information from our review letter for Arena Resources, Inc. effective December 31, 2009 entitled, "Review of Estimates Prepared by Arena Resources, Inc. of Oil and Gas Reserves and Associated Net Revenue in Certain Properties Located in Kansas, New Mexico, Oklahoma and Texas to the Interests of Arena Resources, Inc. Effective December 31, 2009 for Disclosure to the Securities and Exchange Commission Williamson Project 0.9394" dated February 26, 2010 and data extracted therefrom (and all references to our Firm) included in or made a part of this Form 10-K Annual Report of Arena Resources, Inc. to be filed with the Securities and Exchange Commission on or about April 30, 2010.

/s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
April 29, 2010